Exhibit 2.10

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement") is entered into as of the 1st day of January, 1999 by and between Goran Capital Inc., a Canadian corporation ("Goran"), Symons International Group, Inc., a Florida corporation ("SIGFL"), and Florida International Underwriters, Inc., a Florida corporation ("FIU"), with respect to the following:

         WHEREAS, FIU AND SIGFL are insurance agencies engaged in the business of writing policies of insurance;

         WHEREAS, all of the issued and outstanding stock of SIGFL is owned by Goran; and

         WHEREAS, SIGFL desires to sell and FIU desires to purchase certain assets of SIGFL, subject to the terms of this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. Sale of Assets. SIGFL hereby sells, transfers, conveys, assigns and delivers to FIU and FIU hereby purchases the book of business of SIGFL with respect to the excess and surplus lines property and casualty insurance business currently written through Pafco General Insurance Company, an Indiana insurance company ("Pafco"), including access to all proprietary information such as agents lists, agreements in force and all other intangible assets of SIGFL relating thereto (the "Book of Business").

       2. Book of Business Purchase Price. The Purchase Price for the Book of Business shall be equal to one hundred percent (100%) of the net retained commission income received by FIU on the Book of Business for the period from January 1, 1999 through December 31, 1999 (the "Purchase Price"). For purposes of this
                  Section 2, net retained commission income shall be equal to gross commission income received by FIU from the renewal of the Book of Business into facilities represented by FIU less commissions paid to producing agents or brokers with respect to the Book of Business. The Purchase Price shall be calculated at the end of each calendar quarter of 1999 and shall be paid as follows:

                  2.1 Prior to April 30, 1999, FIU shall pay to SIGFL one-third (1/3) of the Purchase Price attributable to the quarter ending March 31, 1999. The remaining two-thirds (2/3) of such portion of the Purchase Price shall be paid by FIU to SIGFL , in two equal installments, the first of which shall be due and payable prior to April 30, 2000 and the second of which shall be due and payable prior to April 30, 2001.


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                  2.2      Prior  to July  30,  1999,  FIU  shall  pay to  SIGFL
                           one-third (1/3) of the Purchase Price attributable to the quarter ending June 30, 1999. The remaining two-thirds (2/3) of such portion of the Purchase Price shall be paid by FIU to SIGFL, in two equal installments, the first of which shall be due and payable prior to July 30, 2000 and the second of which shall be due and payable prior to July 30, 2001.

                  2.3 Prior to October 30, 1999, FIU shall pay to SIGFL one-third (1/3) of the Purchase Price attributable to the quarter ending September 30, 1999. The remaining two-thirds (2/3) of such portion of the Purchase Price shall be paid by FIU to SIGFL, in two equal installments, the first of which shall be due and payable prior to October 30, 2000 and the second of which shall be due and payable prior to October 30, 2001.

                  2.4 Prior to January 30, 2000, FIU shall pay to SIGFL one-third (1/3) of the Purchase Price attributable to the quarter ending December 31, 1999. The remaining two-thirds (2/3) of such portion of the Purchase Price shall be paid by FIU to SIGFL, in two equal installments, the first of which shall be due and payable prior to January 30, 2001 and the second of which shall be due and payable prior to January 30, 2002.

                  2.5 Upon execution of this Agreement, FIU shall pay to SIGFL the sum of Fifteen Thousand Dollars ($15,000) which shall be allocated to that portion of the Purchase Price due and payable with respect to the quarter ending March 31, 1999.

       3. Auxiliary Purchase Price. FIU shall have access to the closed files of SIGFL (the "Old Business"). FIU shall pay to SIGFL the sum of twenty-five percent (25%) of the net retained commission income generated by FIU during the period from January 1, 1999 through December 31, 1999 (the "Auxiliary Purchase Price"). For purposes of this Section 3, net retained commission income shall be equal to gross commission income received by FIU from the renewal of the Old Business into facilities represented by FIU less commissions paid to producing agents or brokers with respect to the Old Business. The Auxiliary Purchase Price shall be calculated at the end of each calendar quarter during 1999 and the portion of the Auxiliary Purchase Price attributable to each such calendar quarter shall be paid within thirty (30) days of the end of such quarter.

       4. Pafco Renewals Purchase Price. FIU shall pay to SIGFL the sum of fifty percent (50%) of the net retained commission income generated by FIU during the period from January 1, 1999 through June 30, 1999 pursuant to the UMA (as defined herein) (the "Pafco Renewals Purchase Price"). For purposes of this
                  Section 4, net retained commission income shall be equal to gross commission income received by


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                  FIU  from  the  business  written  pursuant  to the  UMA  less commissions paid to producing agents or brokers with respect thereto. The Pafco Renewals Purchase Price shall be calculated at the end of each of the first two calendar quarters during 1999 and the portion of the Pafco Renewals Purchase Price attributable to each such calendar quarter shall be paid within thirty (30) days of the end of such quarter.

       5. Underwriting Management Agreement. Contemporaneously with this Agreement FIU and Pafco shall enter into that certain Underwriting Management Agreement (the "UMA") in the form of Exhibit "A" attached hereto.

       6. Representations and Warranties. Goran and SIGFL represent and warrant to FIU as follows:

                  6.1 Organization, Standing and Qualification of Goran. Goran is a Canadian corporation, duly organized, validly existing and in good standing under the laws of Canada. Goran has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease and operate its assets and business as now conducted.

                  6.2 Organization, Standing and Qualification of SIGFL. SIGFL is a Florida corporation, duly organized, validly existing and in good standing under the laws of the State of Florida. SIGFL has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease and operate its assets and business as now conducted.

                  6.3 Execution, Delivery and Performance of Agreement; Authority of Goran. The execution, delivery and performance of this Agreement by Goran and the related agreements referred to herein will not conflict with any provision of Goran's Certification of Incorporation or any mortgage, lease, license, agreement, law, rule or regulation or any order, judgment or decree to which it is a party or by which it may be bound. Goran has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement constitutes a valid and binding obligation of Goran and is enforceable in accordance with its terms.

                  6.4 Execution, Delivery and Performance of Agreement; Authority of SIGFL. The execution, delivery and performance of this Agreement by SIGFL and the related agreements referred to herein will not conflict with any provision of SIGFL's Certificate of Incorporation or any mortgage, lease, license, agreement, law, rule or regulation or any order, judgment or decree to which it is a party or by which it may be bound. SIGFL has the full power and authority to enter into this Agreement and to carry out the transactions

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                           contemplated hereby, and this Agreement constitutes a
                           valid  and  binding   obligation   of  SIGFL  and  is
                           enforceable in accordance with its terms.

                  6.5 Consent of Sole Shareholder. Goran is the owner of all of the issued and outstanding stock of SIGFL and has given all requisite approval and consent to the transactions contemplated by this Agreement.

                  6.6 Title to Assets. SIGFL has good and marketable title to the Book of Business, which is not subject to any liens, pledges, security interests or other restrictions.

       7. Representations and Warranties of FIU. FIU represents and warrants to Goran and SIGFL as follows:

                  7.1 Organization, Standing and Qualification of FIU. FIU is a Florida corporation, duly organized, validly existing and in good standing under the laws of the state of Florida. FIU has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease and operate its assets and business as now conducted.

                  7.2      Execution,  Delivery and  Performance  of  Agreement;
                           Authority  of  FIU.  The  execution,   delivery  and
                           performance of this Agreement by FIU and the related agreements referred to herein will not conflict with any provision of FIU's Certification of Incorporation or any mortgage, lease, license, agreement, law, rule or regulation or any order, judgment or decree to which it is a party or by which it may be bound. FIU has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement constitutes a valid and binding obligation of FIU and is enforceable in accordance with its terms.

       8. Closing. The effective date of the closing of the transactions contemplated by this Agreement shall be January 1, 1999
                  (the "Closing").

       9.         Covenant Not to Compete.

                  9.1 Goran and SIGFL acknowledge and agree that the purchase of the Book of Business by FIU is a valuable and reasonable consideration for FIU's entering into this Agreement. For a period of two (2) years from the date of this Agreement, neither Goran nor SIGFL shall directly or indirectly engage in, have any interests in, or otherwise form any relationship with any business, firm, person, partnership, corporation (whether as an employee, officer, director, agent, security holder, creditor, consultant, joint venturer, partner, associate or otherwise), or in any other entity for the purpose of providing

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                      property and casualty  insurance  products  comparable  to those contained in the Book of Business (the "Business") unless required by state law. This covenant shall prohibit Goran and SIGFL from engaging in the Business, either directly or indirectly, within the State of Florida. It is expressly understood and agreed by and between the parties that the geographic scope for such restriction to be imposed against Goran and SIGFL is fair and reasonable.

              9.2 Goran and SIGFL agree that in the event of a determination of a material violation of any of the foregoing provisions of Section 9.1 of this Agreement by a court of competent jurisdiction:

                      9.2.1 If any of the Purchase Price, Auxiliary Purchase Price or Pafco Renewals Purchase Price remain unpaid to SIGFL, FIU shall be entitled to a set-off of the Purchase Price, Auxiliary Purchase Price or Pafco Renewals Purchase Price due and owing to SIGFL for damages to FIU in such amount as determined by a court of competent jurisdiction;

                      9.2.2 The determination of a court of competent jurisdiction of damages to FIU as a result of Goran's or SIGFL's breach of this Agreement shall not, in any event, or in any way prohibit FIU from obtaining injunctive relief to prevent further violation of this Agreement by Goran or SIGFL.

       10. Indemnification of Goran and SIGFL. FIU hereby indemnifies and agrees to hold Goran and SIGFL harmless from, against and in respect of and shall on demand reimburse such party for any and all loss, liability or damage suffered or incurred by Goran or SIGFL by reason of any untrue representation, breach of warranty or nonfulfillment of any covenants by FIU contained herein or in any document, instrument or agreement delivered to Goran or SIGFL pursuant hereto or in connection herewith. Furthermore, FIU agrees to indemnify and defend Goran and SIGFL and their individual shareholders, directors and officers, from and against any claim, suit, demand and for any damages, losses, costs, attorney's fees and expenses incurred, as a result of any errors, omissions, misrepresentations or actions taken by FIU subsequent to the effective date of this Agreement with regard to the Book of Business. It is the intention of the parties that Goran and SIGFL and their individual shareholders, directors and officers shall only be responsible for any losses, claims, demands, costs and expenses arising out of SIGFL's operation of the Book of Business.

       11. Indemnification of FIU. Goran and SIGFL hereby indemnify and agree to hold FIU harmless from, against and in respect of and shall on demand reimburse FIU for any

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              and all loss,  liability or damage  suffered or incurred by FIU by reason of any untrue representation, breach of warranty or nonfulfillment of any covenants by Goran or SIGFL contained herein or in any document, instrument or agreement delivered to FIU pursuant hereto or in connection herewith. Furthermore, Goran and SIGFL agree to indemnify and defend FIU and its individual shareholders, directors and officers, from and against any claim, suit, demand and for any damages, losses, costs, attorney's fees and expenses incurred, as a result of any errors, omissions,
              misrepresentations   or  actions  taken  by  SIGFL  prior  to  the
              effective date of this Agreement with regard to the Book of Business. It is the intention of the parties that FIU and its individual shareholders, directors and officers shall only be responsible for any losses, claims, demands, costs and expenses arising out of its operation of the Book of Business.

       12. Costs of Transaction. Except as otherwise provided herein, each of the parties hereto shall be responsible for their respective costs and fees in connection with this Agreement or any other agreement contemplated herein and the transactions contemplated hereby.

       13. Notices. Any notice, demand, consent, approval, request, or other communication or document to be provided hereunder to a party hereto shall be (a) in writing, and (b) deemed to have been provided (i) forty-eight (48) hours after being sent as certified or registered mail in the United States mail, postage prepaid, return receipt requested, to the address of the party set forth as follows or to any other address in the United States of America as the party may designate from time to time by notice to the other party, or (ii) upon being given by hand or other actual delivery to the party:

                      If to Goran:      Goran Capital Inc.
                                        4720 Kingway Drive
                                        Indianapolis, IN 46205
                                        Attention: Douglas H. Symons
                                        Executive Vice President

                      If to SIGFL:      Symons International Group, Inc.
                                        4720 Kingsway Drive
                                        Indianapolis, IN 46205
                                        Attention: Douglas H. Symons, President

                      If to FIU:        Florida International Underwriters, Inc.
                                        2300 Glades Road, Suite 135 East
                                        Boca Raton, FL 33431-7335
                                        Attention: Colin W. A. Fellows

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       14.    Entirety.  This Agreement represents the complete understanding between the parties with respect to the transactions contemplated herein.

       15. Amendment. This Agreement may be amended by and only by an instrument executed and delivered by each party.

       16. Waiver. No party shall be deemed to have waived any right which it holds hereunder unless the waiver is made expressly and in writing (and, without limiting the generality of the foregoing, no delay or omission by any party in exercising any such right shall be deemed a waiver of is future exercise). No waiver shall be deemed a waiver as to any other instance or any other right.

       17. Choice of Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed hereby shall be governed by the internal law, not the law of conflicts, of the State of Indiana.

       18. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns hereunder.

       19. Severability. No determination by any court, governmental body or otherwise that any provision of this Agreement or any amendment hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of (a) any other provision thereof, or (b) that provision in any circumstance not controlled by the determination. Each such provision shall be valid and enforceable to the fullest extent allowed by and shall be construed wherever possible as being consistent with, applicable law.

       20. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

       20. Further Assurances. The parties shall cooperate with each other and shall execute and deliver, or cause to be delivered, all other instruments and shall take all other actions, as either party hereto may reasonably request from time to time in order to effectuate the provisions hereof.

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     IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the day and year first above written.

                                       GORAN CAPITAL INC.


                                       By:
                                       Title:



                                       SYMONS INTERNATIONAL GROUP, INC.


                                       By:
                                       Title:



                                       FLORIDA INTERNATIONAL UNDERWRITERS, INC.


                                       By:
                                       Title:




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